UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 21, 2010

Date of Report (Date of earliest event reported)

SOLARWINDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34358	73-1559348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3711 South MoPac Expressway

Building Two

Austin, Texas 78746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 682-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On May 21, 2010, the Board of Directors (the “Board”) of SolarWinds, Inc. (the “Company”) appointed Lloyd G. Waterhouse as a member of the Board effective immediately. The Board has designated Mr. Waterhouse as a Class III director to stand for election at the Company’s 2012 annual meeting of stockholders. Mr. Waterhouse was appointed as a member of the Audit Committee and Nominating and Governance Committee of the Board. The Board determined that Mr. Waterhouse qualifies as independent under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission (“SEC”) and the applicable listing standards of the New York Stock Exchange (“NYSE”) and satisfies the financial literacy and other requirements for audit committee members under the rules and regulations of the SEC and applicable listing standards of the NYSE. The Board also determined that Mr. Waterhouse is an “audit committee financial expert” as such term is defined by the rules of the SEC.

Mr. Waterhouse participates in the Company’s Director Compensation Plan for non-employee directors. The description of this plan is set forth under the caption “2010 Director Compensation Plan” in the Company’s Form 8-K filed on March 2, 2010 and is incorporated into this Item 5.02 by reference. Pursuant to the plan, Mr. Waterhouse received an initial equity grant on May 21, 2010 consisting of (i) an option to purchase 17,472 shares of the Company’s common stock at an exercise price of $18.41 per share and (ii) 3,260 restricted stock units. He is also eligible to receive the annual equity grant on the date of the Company’s 2011 annual stockholder meeting and the Board member retainer, the Audit Committee member retainer and the Nominating and Governance Committee member retainer effective as of the date of his appointment.

Approval of Bonus Plan

On May 21, 2010, the Compensation Committee of the Board approved the SolarWinds, Inc. Bonus Plan (the “Bonus Plan”), in which each of the Company’s executive officers is eligible to participate. Pursuant to the Bonus Plan, the Compensation Committee will administer the Bonus Plan and, in its sole discretion, will select the participants, set the target awards for each participant, establish a bonus pool and determine the company and/or individual performance goals applicable to the bonus award for each participant. The Compensation Committee may use its discretion to modify the awards, bonus pool and performance goals at any time.

For 2010, the target awards and performance goals for each executive officer will be equal to those target awards and performance goals previously disclosed in the Company’s filings with the SEC, including its definitive proxy statement dated April 6, 2010 (the “Proxy Statement”). The foregoing description of the Bonus Plan is qualified in its entirety by reference to the actual terms of the Bonus Plan. The Bonus Plan is filed as Exhibit 10.1 to this report and is incorporated into this Item 5.02 by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2010 annual meeting of stockholders on May 21, 2010. The stockholders approved each of the proposals set forth in the Proxy Statement for the annual meeting as follows:

Proposal One: Election of Class I Directors

Board Nominee	For	Withheld	Broker Non-Vote
Jeffrey L. Horing	61,861,110	23,015	1,244,818
J. Benjamin Nye	61,861,241	22,884	1,244,818
Kevin B. Thompson	61,861,241	22,884	1,244,818

Proposal Two: Ratification of PricewaterhouseCoopers LLP as 2010 Independent Public Accounting Firm

For	Against	Abstain	Broker Non-Vote
63,005,999	121,743	1,201	-

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	SolarWinds, Inc. Bonus Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARWINDS, INC.

Date:	May 25, 2010	By:	/s/ Kevin B. Thompson
Kevin B. Thompson
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	SolarWinds, Inc. Bonus Plan